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                                                                      Exhibit 11
                         COMMERCIAL FEDERAL CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)
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                                                                   Three Months Ended
                                                                      September 30,
                                                               -------------------------
                                                                  1998           1997
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
COMPUTATION OF INCOME PER BASIC AND DILUTED SHARES:
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Net income                                                     $15,122,794   $25,955,000
                                                               ===========    ==========

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BASIC EARNINGS PER SHARE:
-------------------------

Weighted average number of common shares
  outstanding used in basic earnings per share calculation      58,605,879    55,247,359
                                                               ===========    ==========

Net income                                                     $       .26   $       .47
                                                               ===========    ==========

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DILUTED EARNINGS PER SHARE:
---------------------------

Weighted average number of common shares
  outstanding used in basic earnings per share calculation      58,605,879    55,247,359
Add assumed exercise of outstanding stock options
  as adjustments for dilutive securities                           842,023     1,309,216
                                                               -----------    ----------

Weighted average number of common shares
  outstanding used in diluted earnings per share calculation    59,447,902    56,556,575
                                                               ===========    ==========

Net income                                                     $       .25   $       .46
                                                               ===========    ==========

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